Exhibit 10.1

RESIGNATION AND RELEASE AGREEMENT

This Resignation and Release Agreement (the “Agreement”), dated as of June 18, 2014, is entered into by and between Raphael Benaroya (“Executive”) and Kid Brands, Inc., a New Jersey corporation (“Kid Brands”), on behalf of itself, its members, partners, directors, officers, and any subsidiaries and affiliates controlled by, controlling, or under common control with Kid Brands, Inc. (collectively, the “Company”; and together with Executive, the “Parties”) in order to further the mutually desired terms and conditions set forth herein.

WHEREAS, Executive is the President and Chief Executive Officer of Kid Brands pursuant to an employment agreement dated as of March 14, 2013 (the “Employment Agreement”);

WHEREAS, Executive is chairman of the Board of Directors of Kid Brands;

WHEREAS, the Company has informed Executive that it is contemplating filing a petition in bankruptcy;

WHEREAS, Executive has informed the Company that he intends to resign for Good Reason in accordance with the terms of the Employment Agreement;

WHEREAS, Executive has further informed the Company that he intends to pursue the exploration of acquiring some or all of the assets of the Company;

WHEREAS, the Company and Executive intend to terminate their relationship on the mutually agreed terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and desiring to be legally bound, the parties hereto agree as follows:

1. Resignation.

1.1. Executive hereby informs the Company that he resigns as an employee of the Company for Good Reason, as that term is used in the Employment Agreement, effective as of June 18, 2014 (the “Resignation Date”), and Executive shall no longer hold any positions as an employee, officer, director, agent or otherwise with the Company beginning on the Resignation Date. The Company accepts Executive’s resignation and Executive expressly waives any right he may have had under the Employment Agreement to compensation by reason of his resignation for Good Reason, provided that nothing herein shall affect Executive’s right to receive his accrued salary, vacation and benefits through the Resignation Date.

1.2. The Employment Agreement is hereby terminated by mutual agreement as of the Resignation Date and will no longer be of force or effect. Specifically, all of the provisions in the Employment Agreement are terminated, including provisions 6, 7 and 15 thereof.

1.3. Executive hereby resigns, effective as of the Resignation Date, from any positions as an officer, director, advisor, board member or any similar positions with the Company beginning on the Resignation Date. After the Resignation Date, Executive shall have no authority to, and hereby agrees not to, legally, contractually or otherwise bind the Company or incur any liabilities on its behalf, unless specifically authorized in writing by the Company otherwise.

1.4. Executive agrees not to represent himself/herself to any other person or entity as an employee or otherwise having a position with the Company at any time after the Resignation Date.

2. General Release.

2.1. General Release of Claims by Executive. Executive, on his own behalf and on behalf of his heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through him (the “Executive Releasing Parties”), hereby releases and forever discharges the Company, and all of its past, present and future owners, officers, directors, members, managers, employees, agents, general and limited partners, joint venturers, representatives, successors and assigns of the Company, its subsidiaries and other affiliates, each of the foregoing both individually and in their official capacities (collectively, the “Company Released Parties”), from any and all causes of action, rights and claims of any type or description, whether known or unknown, that Executive has had in the past, now has, or might now have, from the beginning of time through the date hereof, including without limitation any and all causes of action, rights and claims in any way resulting from, arising out of or connected with Executive’s employment by the Company or the termination of that employment or arising out of or pursuant to any federal, state or local law, regulation or other requirement, including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act, the New Jersey Conscientious Employee Protection Act, the Millville Dallas Airmotive Plant Loss Job Notification Act, the Worker Adjustment and Retraining Notification Act, and the fair employment practices laws of any state or states in which Executive has provided services to the Company, each as amended from time to time. Executive expressly acknowledges and agrees that, by entering into this Agreement, Executive is releasing and waiving any and all rights or claims, including, without limitation, claims that Executive may have arising under ADEA, which have arisen on or before the date of Executive’s execution and delivery of this Agreement to the Company. Notwithstanding the foregoing, excluded from the scope of the release set forth in this Section 2 is (i) any claim arising under the terms of this Agreement, (ii) any right of indemnification or contribution that Executive may have pursuant to the articles of incorporation, by-laws or other governing document of the Company or any of its subsidiaries or other affiliates, any contracts executed by or on behalf of the Company or any such subsidiary or affiliate, and any applicable directors and officers liability insurance policy (iii) any right Executive may have under the Company’s tax-qualified retirement plans or Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA; and (iv) any claims that arise after the date on which Executive executes this Agreement.

2.2. This Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state agency to enforce the ADEA or other applicable laws, and further acknowledge and agree that this Agreement shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar federal or state agency. Accordingly, nothing in this Agreement shall preclude Executive from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal or state agency, but Executive hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding. Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with Executive’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement.

2.3. General Release of Claims by the Company. The Company Released Parties hereby release and forever discharge Executive, in his individual and official capacity as an officer and director, and his heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through him (collectively, the “Executive Released Parties”), from any and all causes of action, rights and claims of any type or description, whether known or unknown, that the Company Released Parties have had in the past, now have, or might now have, from the beginning of time through the date hereof.

2.4. Agreement Not To Sue. Except as set forth in Section 2.2 of this Agreement, each of the Executive Released Parties and the Company Released Parties agree not to file suit against each other pleading or asserting any claims released in this Section 2. If any of the Executive Released Parties or the Company Released Parties breaches this promise, he/she/it shall pay the attorneys’ fees and costs incurred by the other party in defending against such claims. Except as set forth in Section 2.2 of this Agreement, each party covenants and agrees not to encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or claim against any of the Company Released Parties or Executive Released Parties, provided that nothing in this paragraph shall prevent any party from complying with any lawful subpoena or other process, whether from a governmental agency or otherwise, and from answering truthfully in connection therewith.

2.5. Adequacy of Consideration. The Parties agree that their entering into this Agreement and the exchange of mutual releases constitute adequate consideration for the release granted by one to the other in this Section 2, and that such other Party would not be entitled to such consideration if he or it did not sign this Agreement.

2.6. Special Provision for Unknown Claims. All rights under Section 1542 of the California Civil Code, or any analogous state or federal law, are hereby expressly WAIVED, if applicable, with respect to any of the claims, injuries, or damages described in the Release in Sections 2.1 and 2.2. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

3. Confidentiality Information and Restricted Activities.

3.1. Confidential Information. During the course of Executive’s prior employment with the Company, Executive has learned, and may continue to learn of Confidential Information, as defined below, and Executive may have developed, and may hereafter develop, Confidential Information on behalf of the Company and its subsidiaries or other affiliates. Executive will maintain in confidence and will not, directly or indirectly, disclose or use (or allow others working with or related to Executive to disclose or use) any Confidential Information, whether in oral, written, electronic or permanent form, except solely to the extent necessary to perform certain services requested by the Company. Notwithstanding the preceding sentence, Executive may disclose Confidential Information if required to do so by a court order, subpoena, or other legal process; provided that Executive gives adequate notice to the Company of the pending disclosure and cooperates with any efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information. “Confidential Information” means any information concerning or referring in any way to the business of the Company or any of its subsidiaries or other affiliates acquired by Executive through or as a consequence of his prior employment, directorship, consultancy or other relationship with the Company. For purposes of this Agreement, Confidential Information consists of information proprietary to the Company or any of its subsidiaries or other affiliates which is not generally known to the public and which in the ordinary course of business is maintained by the Company or any of its subsidiaries or other affiliates as confidential. By way of example and without limitation, Confidential Information consists of computer software, trade secrets, patents, inventions, copyrights, techniques, designs, and other technical information in any way concerning or referring to technical or mechanical aspects of the products, concepts, processes, machines, research and development of the Company or any of its subsidiaries or other affiliates. Confidential Information also includes, without limitation, (i) information in any way concerning or referring to the Bankruptcy Proceeding or the business methods, business plans, forecasts and projections, operations, organizational structure, finances, customers, funding, pricing, costing, marketing, purchasing, merchandising, sales, products, product information, suppliers, customers, employees or their compensation, data processing, software of the Company or any of its subsidiaries or other affiliates and (ii) all other information designated by the Company or any of its subsidiaries or other affiliates as “confidential.” Notwithstanding anything to the contrary contained herein, Confidential Information does not include information that is or becomes generally available to the public, other than through Executive’s breach of his obligations under this Agreement; information that was known to or in the possession of Executive on a non-confidential basis prior to the disclosure thereof to Executive by Kid Brands; or information that is disclosed to Executive by a third party under no obligation of confidentiality to Kid Brands and without violation of this Agreement by Executive. Nothing in this Section 3 shall prohibit Executive from using Confidential Information to perform the Cooperation Services as defined in the Cooperation and Consulting Agreement between Executive and the Company.

4. Protection of Documents. All documents, records and files in any media, of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its subsidiaries or other affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Executive, shall be the sole and exclusive property of the Company. Executive agrees to safeguard all Documents and to return to the Company, at such time or times as the Company may specify, all Documents then in his possession or control.

5. Non-Disparagement. Executive agrees that he will not make, circulate or publish any statement, or do any act or thing, that is intended to or might reasonably be expected to disparage the Company or any of its subsidiaries or other affiliates or any of their officers or directors, present the Company or any of its subsidiaries or other affiliates or any of their officers or directors in a negative light, or damage or lower the reputation of the Company or any of its subsidiaries or other affiliates or any of their officers or directors. The Company agrees that it will direct its officers, directors and management employees not to make, circulate or publish any statement, or do any act or thing, that is intended to or might reasonably be expected to disparage the Executive, place him in a negative light, or damage or lower the reputation of the Executive.

6. Remedies. No claim, demand, action or cause of action that Executive may have against the Company shall constitute a defense to the Company’s enforcement of any of its rights under this Agreement.

7. No Waiver. The failure of either party to insist upon the performance of any of the terms of this Agreement, or waiver by either party of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions or any other terms and conditions but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, faxed, or sent by nationally recognized overnight courier service (with next business day delivery requested). Any such notice or communication shall be deemed given and effective, in the case of personal delivery, upon receipt by the other party, in the case of faxed notice, upon transmission of the fax, in the case of a courier service, upon the next business day, after dispatch of the notice or communication. Any such notice or communication shall be addressed as follows:

If to the Company to:

Kid Brands, Inc.

301 Route 17 North, 6th Floor

Rutherford, New Jersey 07070

Attn: Jodie Simon Friedman, Esq.

With a copy to:

Lowenstein Sandler LLP

65 Livingston Avenue

Roseland, New Jersey 07068

Attn: Steven M. Skolnick, Esq.

If to Executive, to him at his home address, set forth in the records of the Company.

9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the same (including, without limitation, the Employment Agreement). No representation, promise or inducement has been made by either party that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein.

10. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. If a court of competent jurisdiction determines that any agreement(s) or covenant(s) contained herein is unenforceable, the Company and Executive agree that the court shall have the authority to modify the agreement(s) or covenant(s) deemed to be unenforceable so as to make the same enforceable to the fullest extent as the law of the jurisdiction may allow.

11. Binding Effect; Enforceability by Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, including, without limitation any person which may acquire substantially all of the Company’s assets or business, or into which the Company may be liquidated, consolidated, merged or otherwise combined. Each of the Released Parties is an express intended third party beneficiary of this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey applicable to agreements made and to be performed in that state without regard to principles of conflicts of law.

13. Modifications. This Agreement shall not be altered, modified, or changed except with the mutual written consent of the parties. Any modifications, alterations, or other changes in the provisions of this Agreement mutually agreed upon shall be set forth in writing.

14. Headings. Headings contained in this Agreement are a matter of convenience and reference only, and shall not be construed to define, limit or extend or describe the scope of this Agreement or any provision thereof.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Opportunity For Review; Revocation Period.

(A) Executive is hereby advised and encouraged by the Company to consult with his/her own independent counsel before signing this Agreement. Executive represents and warrants that Executive: (i) has had sufficient opportunity to consider this Agreement; (ii) has read this Agreement; (iii) understands all the terms and conditions hereof; (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee; (v) has entered into this Agreement of his own free will and volition; (vi) has duly executed and delivered this Agreement; (vii) understands that he is responsible for his own attorneys’ fees and costs; (viii) has had the opportunity to review this Agreement with counsel of his choice or has chosen voluntarily not to do so; (ix) understands the he has been given twenty-one (21) days to review this Agreement before signing this Agreement and understands that he is free to use as much or as little of the 21-day period as he wishes or considers necessary before deciding to sign this Agreement; (x) understands that if he does not sign and return this Agreement to the Company on or before July 9, 2014 the Company shall have no obligation to enter into this Agreement and the Separation Date shall be unaltered; and (xi) understands that this Agreement is valid, binding and enforceable against the parties in accordance with its terms.

(B) This Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery to the Company by Executive (the “Effective Date”). The parties understand and agree that Executive may revoke this Agreement after having executed and delivered it to the Company by so advising the Company in writing no later than 11:59 p.m. on the seventh (7th) day after Executive’s execution and delivery of this Agreement to the Company. If Executive revokes this Agreement, it shall not be effective or enforceable and the Separation Date shall be unaltered.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

KID BRANDS, INC.

By:	/s/ Kerry Carr
Name:	Kerry Carr
Title:	EVP, COO & CFO

/s/ Raphael Benaroya
Raphael Benaroya

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